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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 21, 2002


                                  LIFEN, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                      0-31152                 76-0585701
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


      444 Madison Avenue, Suite 2904, New York, NY                    10022
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        (Address of Principal Executive Offices)                   (Zip Code)


                                (212) 750-7878
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             (Registrant's Telephone Number, Including Area Code)



         -------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report)



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Item 5.  Other Events.

     On August 15, 2002, Lifen, Inc., (the "Registrant" or the "Company") and stockholders owning a majority of the issued and outstanding shares of the Company closed the sale of 2,000,000 shares of the Company's Common Stock pursuant to a Common Stock Purchase Agreement (the "Agreement") executed effective May 15, 2002 by the Company, James D. Durham and Malahide Investments (individually, an "Investor" and collectively, the "Investors") for aggregate proceeds of $100,000. This number of shares equals 20% (including these shares) of the fully diluted number of issued and outstanding shares of the Registrant's Common Stock.

     As a condition to the closing of the transaction referenced above, the Company raised $402,000 in cash for working capital purposes, which it accomplished by consummating a private placement of 574,286 shares of its Common Stock at a price of $0.70 per share, for aggregate proceeds of $402,000.

     James D. Durham has become the Chairman and CEO of the Company. Mr. Durham has over 30 years of experience in the creation and management of information technology companies.

     Subject to the terms and conditions of the Agreement, during the one year period beginning on the closing date of the Company's first acquisition, each Investor shall also have the right to purchase at a purchase price of $0.0001 per share, additional shares of Common Stock based upon the number of additional shares of Common Stock and other securities convertible into Common Stock issued in connection with any Acquisition (as defined in the Agreement).

     Prior to the closing, the Registrant adopted a Restated Certificate of Incorporation and adopted Restated Bylaws. The principal changes effected by this Restated Certificate of Incorporation were:

     1. The number of Common Shares authorized shares was increased from 25,000,000 shares to 50,000,000 shares.

     2. The Board was re-classified into three classes of directors, with the first such class holding office until the first annual meeting of stockholders; the second class holding office until the second annual meeting of stockholders; and the third class holding office until the third annual meeting of stockholders. Each class of directors will be elected for a three-year term.

New Business Direction

     The Company has decided to change its business direction and intends to devote its efforts to providing professional services and expertise in health disciplines that are highly skilled and in short supply. The Company intends to initially focus on temporary staffing services for allied healthcare workers and professional billing services for physicians and hospitals. It will do so

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primarily by providing a structure to consolidate existing small companies that offer such services but are limited in their ability to grow, attract capital and acquire technology. The Company intends to provide a platform for select companies to consolidate and create sufficient critical mass to provide access to capital and professional management, build a common technology backbone, open new markets, and reinvest in professional staff to create a larger revenue opportunity. It intends to do so initially through acquisitions and then integration using technology for expense and operating synergy.

     Effective at the closing, Registrant's officers and directors resigned and new officers and directors were duly appointed. These persons, together with a brief biographical summary for each, are as follows:


James D. Durham, Director and Chief Executive Officer

     In 1999, Mr. Durham co-founded Market Insite Group, Inc., which offers an exclusive web-based scoring and correlation algorithm to match business with their customers. Mr. Durham also founded ChartOne, Inc. to offer web-based storage and retrieval capabilities for medical records, which has over 1,000 hospital customers. In 1993, Mr. Durham founded QuadraMed Corporation, a public company, which offers a suite of software products and services focused on the financial and clinical needs of hospitals. In 1986, in a turn-around situation, Mr. Durham became CEO of Knowledge Data Systems, which was then in bankruptcy, and restructured the company, which returned to profitability and later was sold to Ameritech.

     From 1971 to 1979, Mr. Durham served in a variety of positions at Medicus Corporation, and became president and chief financial officer of a subsidiary of the company. During this period, Mr. Durham founded the first company in the healthcare industry to use personal computers, which later became a public company as Medicus Systems Corporation.

     Mr. Durham has a bachelor's degree in industrial engineering from the University of Florida, graduating with high honors, and has a masters degree in business administration from UCLA. He is a certified public accountant, licensed in Illinois.


F. Scott Gross, Director

     Mr. Gross has served as the Chairman of Primus Management, Inc., a company he founded, which provides services to acute care hospitals and physician clinics. Prior to that he served as the Chief Executive Officer of Carondolet Rehabilitation Centers of America and was responsible for leading its turnaround and ultimate sale. Between 1984 and 1987 Mr. Gross served as President and Chief Executive Officer of the Hospital Division of National Medical Enterprises ("NME"). In this position he was responsible for 65 acute care hospitals, 11 rehabilitation hospitals, 34 ambulatory and primary care clinics, and three HMO/PPO plans in three states with over $1.5 billion in annual revenue. During his 12-year tenure at NME, Mr. Gross led the acquisition of numerous hospitals, home health agencies, durable medical equipment companies, oxygen service companies, and physical therapy and respiratory therapy temporary staffing agencies. Mr. Gross serves on the Board of Directors of QuadraMed Corporation, Willitts Design, a collectible and gift manufacturer and distributor, and Fountain View, a nursing home chain.

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     Mr. Gross has a Masters Degree in Public Administration from the University of Southern California, and a Bachelor of Science Degree from California State University.


Robert J. Kenneth, Director

     Mr. Kenneth has been active in the healthcare industry for 34 years. He is the founder of Kenneth Associates, a leading provider of staffing and professional services to hospitals and physicians in California, focused on on-site billing staff and management as well as off-site billing services with a goal of reducing accounts receivable. Mr. Kenneth has also served on the Board of Trustees of St. Francis Memorial Hospital where he was a member of the investment committee, chairman of the budget and finance committee and chairman of the retirement and personnel committee. Mr. Kenneth also serves on the board of overseers for the University of California School of Nursing. Mr. Kenneth is also a director of Nurses Network Inc., a San Francisco based nurse staffing agency. Mr. Kenneth is also a member of the Healthcare Financial Management Association, the American Guild of Patient Accounts Managers, and is the author of numerous articles and publications. He is a regular speaker for healthcare professional organizations and has served as an expert witness before the U.S. House of Representatives Ways and Means Committee.

     Mr. Kenneth earned his Bachelors Degree in Business Administration from Roosevelt University in Chicago and a Masters Degree in Business Administration from Golden Gate University.


Robert P. Oliver, Director

     Mr. Oliver, is presently the Chief Executive Officer of CorDev Financial, Inc., a privately held company specializing in growth-oriented CEO consulting and mergers and acquisitions. While in this position he has served as the principal negotiator for over 25 acquisitions or divestitures. Mr. Oliver's management experience has encompassed a wide variety of manufacturing, retail, service, and distribution companies. Mr. Oliver previously served as head of the Culligan International development group where he led an innovative and active plan of acquiring Culligan dealers. Subsequently, he served as co-managing partner for Anne Klein & Co. where he launched the very successful Anne Klein retail operation. Mr. Oliver has also served in a variety of management positions in computer service and software, automotive manufacturing and distribution, publishing, international pipeline construction, and real estate development. Mr. Oliver has served as a member of the board of directors of a number of manufacturing, software and service companies and presently is a board member of AMCAL, Inc., Calpine Containers, Inc., North American Imports, Inc., and, ex officio, Willitts Designs International, Inc.

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     Mr. Oliver is a graduate of the U.S. Naval Academy and served five years as a surface and submarine naval officer. He has been a long-time member of the Young Presidents Organization and its graduate group World Presidents Organization and has been a guest lecturer to several graduate schools of business.


Joseph M. DeLuca, Director

     Mr. DeLuca has provided consulting services in addition to line, interim or turnaround management positions in the healthcare industry for over 22 years. His experience includes healthcare information technology suppliers, healthcare delivery systems, academic medical centers, payor and physician organizations. His clients include the nation's largest investor owned financially integrated delivery system, the nation's largest non-profit financially integrated delivery system, and the nation's largest delegated risk physician organization. His professional continuum also includes futurist, research and publication activities. In 1996, Mr. DeLuca co-founded Healthcare Investment Visions LLC, a research, business development and management consultancy located in the San Francisco Bay Area. The firm is committed to providing objective, visionary services within the context of current healthcare information and medical technology trends, adoption and market conditions. Between 1985 and 1995, Mr. DeLuca was the founder and President of JDA, a consulting firm providing information systems strategy, vendor selection, development, implementation and management services to healthcare provider organizations. In 1995, JDA was acquired by Science Applications International Corporation (SAIC). Between 1984 and 1985, Mr. DeLuca served as a senior manager with Computer Synergy Inc., a public company who developed hospital information systems. His duties included corporate strategy development, sales and marketing support, financial systems product management, and operational finance. Between 1980 and 1984, Mr. DeLuca was a manager with the Management Information Consulting Division of Arthur Andersen (now Accenture), responsible for healthcare information systems consulting services to provider and payor organizations. Mr. DeLuca is a fellow of the American College of Healthcare Executives, and was recently awarded the ACHE Regent's Senior Leadership Award for service to the community. Mr. DeLuca is a frequent speaker at high-profile regional and national conferences, a lecturer for university programs, and is the author of numerous manuscripts and books.

     Mr. DeLuca holds a Master of Arts-Health Services Administration from the University of Wisconsin, Madison, and graduated from Lawrence University, Appleton, Wisconsin with a Bachelors degree in Biology, with high honors.

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Pamela G. Atherton, President of the Medical Professional Temporary Placement
Division

     Ms. Atherton has over 25 years experience in the healthcare industry. Her career includes time as a corporate executive with a large national HMO as well as ten years as Chairman and CEO of two healthcare services organizations.
Ms. Atherton began her career at Humana, Inc., where she served from 1982 to 1992. She held numerous field and corporate positions and was the corporate director of Nursing/Allied Heath Recruitment and Retention from 1988 to 1992.
In that role, she led the nursing and allied health recruitment for over hospitals nationwide. Her creative solutions to recruitment and retention were featured in Modern Healthcare and numerous other trade publications. From 1992 to 1997, Ms Atherton served as Chief Executive Officer of Resource Factor, a privately held female business enterprise that she founded, which specialized in per diem and mobile nurse/allied health staffing. After securing venture capital, the company expanded into two additional satellite offices. Ms Atherton led the sale of those businesses in 1997. From 1996 to 2000, Ms. Atherton served as Chairman and Chief Executive Officer of Aperture Credentialing, Inc., a company she founded which provides data management of physician information for provider credentialing. The company also provided nurses, nationwide, to perform physician office site visits and HEDIS data collection. Since 2000, Ms. Atherton has continued to serve as Vice Chairman of Aperture's Board of Directors. Since 2001, Ms. Atherton has led the commercial division of Appriss, Inc., a pioneering voice application service provider. Her division specializes in providing innovative voice solutions for the healthcare industry. These applications assist the industry in enabling access to mission critical information over the telephone using human speech. Ms. Atherton formed Crois, Inc., in 2000 as a consulting company specializing in healthcare services and staffing. She has served as a consultant to the company.

     Ms. Atherton graduated, magna cum laude, from Kentucky Southern College and holds a Masters Degree from the University of Louisville. Ms. Atherton is a Woodrow Wilson Fellow and has been honored as a female business owner as well as an innovative entrepreneur and community leader.


Lawrence M. Davis, Chief Financial Officer

     Mr. Davis has more than 25 years experience as a financial executive. From January 1999 to present, Mr. Davis has served as an independent financial consultant, providing consulting services to numerous software and technology companies in preparing for financing events including initial public offerings and venture financings. Such consulting services included creating financial reporting systems, designing and implementing long-range financial forecasts, and providing advice regarding cash management and all aspects of corporate administration. From March 1997 to August 1998, Mr. Davis was the corporate controller and interim CFO of FirstAmerica Automotive, Inc., a publicly held consolidator of automotive dealerships. This company was formed as the result of a reverse merger into a "shell" while simultaneously raising $250 million in debt financing from GE Capital for the purpose of financing seven acquisitions. In 1998, this company was sold to Sonic Automotive. Previously, Mr. Davis served as the CFO of The Nalley Companies, another consolidator of automotive dealerships, where he arranged for its sale to Asbury Automotive. Other professional experience has included serving as a senior credit officer and commercial lender with Citicorp, controllership of the US subsidiary of LeasePlan Holland N.V, Europe's largest automotive leasing company, and as a member of the audit staff of Arthur Andersen. He also served as a Regular Army officer in tank battalions in the former Federal Republic of Germany and in the stateside.

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     Mr. Davis earned his MBA and BS (accounting) from Auburn University, and a
BS (mechanical engineering and Russian language) from the US Military Academy at West Point, NY. He is licensed as a certified public accountant by the State of Georgia.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

            3.1     Restated Certificate of Incorporation.
            3.2     Restated Bylaws.
       	   10.1 Common Stock Purchase Agreement dated effective as of May 15, 2002, without underlying exhibits.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 21, 2002              Lifen, Inc.
                                   (Registrant)


                                   By:  /s/ James D. Durham, CEO
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                                            James D. Durham, CEO













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